UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2016
Date of Report (Date of earliest event reported)

BAIXO REOLCATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H 190 / 5 Centre Horte Aquem Baixo, Goa, India	403601
(Address of principal executive offices)	(Zip Code)

011 – 91 (772) 088-4167

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

Dated May 31, 2016 and effective October 3, 2016, Rosy Rodrigues (“Rodrigues”), the majority shareholder, sole executive officer and member of the Board of Directors of Baixo Relocation Services, Inc., a Nevada corporation (the “Company”) entered into those certain stock purchase agreements (collectively, the “Stock Purchase Agreements”) with certain individuals and/or entities (collectively, the “Investors”).  In accordance with the terms and provisions of the Stock Purchase Agreements, Rodrigues sold and transferred at a per share price of $0.037 the control block of the Company consisting of 5,000,000 shares of restricted common stock and representing approxiatmely 62.5% of the total issued and outstanding shares of common stock.

Therefore, there has been a change in control.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 8,000,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership

Directors and Officers:

Rosy Rodrigues H. 190/5 Central Horte, Aquem, Baixo, Goa, India	-0-	0%

All executive officers and directors as a group (1 persons)	-0-	0%

5% or Greater Shareholders

Richard Hue 902 – 111 Forsythe Street Oakville, Ontario Canada L6K 3J9	3,700,000	46.25%

Robert Ramage 1093 Regional Road 97 Puslinch, Ontario Canada N0B 2J0	600,000	7.5%

1322975 Alberta Ltd. (2) 10033 – 80 Avenue Suite 101 Edmonton, Alberta Canada T6E 1T4	500,000	6.3%

__________

*	Less than one percent.

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(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 8,000,000 shares issued and outstanding.

(2)	The person who has sole dispositive and voting power over the shares held by 1322975 Alberta Ltd. is M. Robert Mackinnon.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIXO RELOCATION SERVICES, INC.

Date: October 6, 2016	By:	/s/ Rosy Rodrigues
	Name:	Rosy Rodrigues
	Title:	President/Chief Executive Officer

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